Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

White Cliffs Pipeline, L.L.C.

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of SemGroup Corporations of our report dated February 29, 2012 relating to the consolidated financial statements of White Cliffs Pipeline, L.L.C. for the year ended December 31, 2011.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Dallas, Texas

December 21, 2012